UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2024 biote Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40128	85-1791125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1875 W. Walnut Hill Ln #100

Irving, Texas 75038

(Address of principal executive offices, including zip code)

(844) 604-1246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BTMD	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On June 14, 2024, biote Corp., a Delaware corporation (the “Company”) entered into a binding settlement term sheet (the “Settlement Term Sheet”) with respect to certain litigation with one of the Company’s stockholders, Marci M. Donovitz (“Donovitz”) (the “Donovitz Litigation”). Pursuant to the Settlement Term Sheet, the Company and the other parties thereto have agreed to prepare and enter into a definitive settlement agreement (the “Settlement Agreement”), which will supersede the Settlement Term Sheet and substantially incorporate the terms thereof. Pursuant to the Settlement Term Sheet, the Company (a) has agreed to repurchase all of the Class A common units of Biote Holdings, LLC (“Holdings Units”), shares of Class V common stock of the Company (“Class V Shares” and together with the Holdings Units, “Paired Interests”) and shares of Class A common stock of the Company (“Class A Shares”) currently beneficially owned by Donovitz for $60 million in the aggregate at an average price of $7.23 per share, according to the following schedule: (i) approximately 4.1 million Paired Interests (or Class A Shares, if applicable) will be repurchased for $30 million on or before June 28, 2024 (the “Closing Date”), (ii) approximately 1.4 million Paired Interests will be repurchased for $10 million on or before the 12-month anniversary of the Closing Date, (iii) approximately 1.4 million Paired Interests will be repurchased for $10 million on or before the 24-month anniversary of the Closing Date and (iv) approximately 1.4 million Paired Interests will be repurchased for $10 million on or before the 36-month anniversary of the Closing Date and (b) will release and cancel approximately 4.0 million Paired Interests subject to contractual earnout provisions owned by Donovitz for no additional monetary consideration.

The parties have also agreed to, among other things, (i) a customary mutual release of all claims arising out of or relating to the Donovitz Litigation, (ii) the negotiation of and entry into a voting agreement with customary terms acceptable to the Company and (iii) the acceleration of the purchase schedule in the event of a change of control. The Settlement Agreement is expected to include customary representations, warranties and agreements by the parties in addition to the terms described above.

The foregoing description of the Settlement Term Sheet is a summary and is qualified in its entirety by the terms and conditions of the Settlement Term Sheet, a copy of which will be filed in the Company’s next quarterly report on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

On June 20, 2024, the Company issued a press release announcing the terms of the Settlement Term Sheet. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and the attached Exhibit 99.1 are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any filing made by the Company under the Securities or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 20, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

biote Corp.

By:	/s/ Teresa S. Weber
Name:	Teresa S. Weber
Title:	Chief Executive Officer

Date: June 20, 2024